Exhibit 99.1

CONTACT: Pamela L. Dull, Sonus Pharmaceuticals, (425) 487-9500, Ext. 255

SONUS PHARMACEUTICALS REPORTS THIRD QUARTER FINANCIAL RESULTS AND UPDATES
CORPORATE PROGRESS

Company opens discussions with FDA about Phase 3 plans for TOCOSOL® Paclitaxel
Agreement signed to acquire French-based drug discovery and development company
Quarterly conference call to be held today at 1:30 P.M. PT/4:30 P.M. ET

BOTHELL, Washington—November 3, 2004—Sonus Pharmaceuticals, Inc. (Nasdaq:SNUS) today reported third quarter financial results and updated its progress on corporate initiatives, including the clinical and regulatory development of TOCOSOL® Paclitaxel, the Company’s lead product candidate.

In a separately issued press release today, Sonus also announced plans to acquire Synt:em, S.A., a privately held drug discovery and development company based in Nimes, France.

“We are continuing to make good progress with TOCOSOL Paclitaxel. We met a key milestone during the quarter by opening discussions with the U.S. Food and Drug Administration (FDA) about our proposal for Phase 3 testing to secure regulatory approval of the product through a 505(b)(2) New Drug Application,” said Michael A. Martino, President and CEO of Sonus Pharmaceuticals. “We are looking forward to our discussions with the Agency and securing their agreement for our pivotal trial program.”

“Based on this progress with TOCOSOL Paclitaxel, we are taking an important step to expand and diversify Sonus with our proposed acquisition of Synt:em,” said Mr. Martino. “We believe this acquisition creates greater long-term value for our shareholders by bringing together complementary strengths that will result in a company with a broader product pipeline, expanded drug discovery and development capabilities, and increased scientific expertise and resources. With a novel set of drug discovery programs, Synt:em complements and expands our focus in oncology and extends our capabilities to the development of drugs for pain management. In addition, Synt:em has an established clinical and regulatory network in Europe that will be a key asset as we move TOCOSOL Paclitaxel into a pivotal Phase 3 program.”

More...

Third Quarter Financial Results

For the third quarter of 2004, Sonus reported a net loss of $3.6 million, or $0.17 per share, compared with a net loss of $2.5 million, or $0.15 per share, for the third quarter of 2003. For the first nine months of 2004, the Company reported a net loss of $11.0 million, or $0.55 per share, compared with a net loss of $7.9 million, or $0.53 per share, for the same period of 2003. The higher net loss for the 2004 third quarter and year-to-date financial results reflected planned increases in R&D spending to support additional clinical studies for TOCOSOL Paclitaxel as well as other product and corporate development activities.

Cash and marketable securities totaled $25.0 million at September 30, 2004 compared with $19.7 million at December 31, 2003. Sonus expects that its net cash burn rate will average approximately $1.5 million per month for 2004 as the Company continues to execute the clinical and regulatory plans for TOCOSOL Paclitaxel and invest in corporate development initiatives to bring additional product candidates forward.

Quarterly Conference Call

Sonus will host its quarterly conference call today, Wednesday, November 3, at 1:30 P.M. Pacific Time/4:30 P.M. Eastern Time to discuss its third quarter progress and proposed acquisition of Synt:em. The call will be web cast live and archived on the Company’s web site at www.sonuspharma.com/events.html. A telephone replay of the conference call will also be available for one week at (800) 642-1687 or (706) 645-9291 for international calls; Pass code: 1340030.

About TOCOSOL Paclitaxel

TOCOSOL Paclitaxel is a novel, proprietary formulation of the leading anti-cancer drug paclitaxel. Prescribed for the treatment of solid tumors of the breast, ovary and lungs, paclitaxel is a member of the taxane family of chemotherapy agents with annual worldwide sales in excess of $2.5 billion. The Company believes that TOCOSOL Paclitaxel may offer distinct advantages to patients and physicians over current taxane products, including the potential for improved efficacy, fewer side effects, ease of administration and a ready to use formulation. Sonus is pursuing initial approval of TOCOSOL Paclitaxel in the U.S. under a 505(b)(2) New Drug Application submission. The Company believes that this filing strategy may be possible because the TOCOSOL Paclitaxel formulation does not chemically modify paclitaxel. The 505(b)(2) approval path relies upon the FDA’s findings of safety and efficacy for a previously approved drug product (Taxol®), supplemented by additional data supporting the TOCOSOL Paclitaxel differences.

About Sonus Pharmaceuticals

Headquartered near Seattle, Sonus Pharmaceuticals, Inc. is focused on the development of novel drugs for the oncology market that may offer improved administration, tolerability, safety and effectiveness. The Company’s lead product is TOCOSOL Paclitaxel, an injectable, ready-to-use

More...

formulation of the leading anti-cancer drug paclitaxel. In 2003, Sonus completed patient enrollment in Phase 2a studies of TOCOSOL Paclitaxel and is currently moving the product towards Phase 3 testing. Based on promising clinical results to date, Sonus believes that, if approved, TOCOSOL Paclitaxel may potentially offer a safer and more effective alternative paclitaxel therapy for cancer patients that is better tolerated and easier-to-use. For additional information on Sonus, including news releases, please visit the Company’s web site at www.sonuspharma.com.

Safe Harbor

Certain statements made in this press release are forward-looking such as those, among others, relating to the development, safety and efficacy of drug delivery products and potential applications for these products. As discussed in Sonus Pharmaceuticals’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 12, 2004 and Quarterly Report on Form 10-Q filed August 16, 2004, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: the Company’s and Synt:em’s products will require extensive clinical testing and approval by regulatory authorities; such approvals are lengthy and expensive and may never occur; risks that the FDA may not approve the Company’s proposed 505(b)(2) strategy; risks that clinical studies with TOCOSOL Paclitaxel will not be successful; risks that the Company may not be able to effectively or completely integrate the business and operations of Synt:em; risks that the combined company may not be able raise capital to finance the increased costs of the business and operations of both companies; and risks of successful development of additional drug delivery products. Sonus undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof.

###

Additional Information about the Acquisition

Sonus will file a proxy statement and other documents concerning the proposed acquisition of Synt:em with the Securities and Exchange Commission (SEC). Sonus stockholders are urged to read the proxy statement when it becomes available and other relevant documents filed with the SEC because they will contain important information. A copy of the proxy statement will be mailed to the stockholders of Sonus. Sonus stockholders may obtain a free copy of the proxy statement and other relevant documents filed by Sonus with the SEC when they become available at the SEC’s website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Sonus by directing a request to: Investor Relations, 22026 20th Avenue S.E., Bothell, WA, 98021, telephone number (425) 487-9500.

Sonus and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sonus with respect to the proposed transaction. Information regarding the names, affiliations and interests of the participants in the solicitation will be included in the proxy statement.

More...

Condensed Statements of Operations
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue	$—	$—	$—	$25
Operating expenses:
Research and development	2,401	1,831	7,630	5,777
General and administrative	1,291	709	3,493	2,239

Total operating expenses	3,692	2,540	11,123	8,016

Operating loss	(3,692)	(2,540)	(11,123)	(7,991)
Interest income, net	80	39	171	130

Loss before taxes	(3,612)	(2,501)	(10,952)	(7,861)
Taxes	—	—	—	—

Net loss	$(3,612)	$(2,501)	$(10,952)	$(7,861)

Net loss per share:
Basic	$(0.17)	$(0.15)	$(0.55)	$(0.53)
Diluted	$(0.17)	$(0.15)	$(0.55)	$(0.53)
Shares used in calculation:
Basic	21,313	16,667	19,776	14,701
Diluted	21,313	16,667	19,776	14,701

Condensed Balance Sheets
(in thousands)

	September 30,	December 31,
	2004	2003
	(unaudited)
Assets:
Cash and marketable securities	$25,002	$19,664
Other current assets	261	146
Property and equipment, net	1,523	1,606
Other assets	52	52

Total assets	$26,838	$21,468

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$2,253	$1,886
Lease obligations	160	272
Stockholders’ equity	24,425	19,310

Total liabilities and stockholders’ equity	$26,838	$21,468

Taxol® is a registered trademark of Bristol-Myers Squibb Company.